Exhibit 10.3

THIRD AMENDMENT TO THE QUANEX CORPORATION
HOURLY BARGAINING UNIT EMPLOYEES SAVINGS PLAN

THIS AMENDMENT by QUANEX CORPORATION (the “Sponsor”),

WITNESSETH:

WHEREAS, on February 14, 2002, the Sponsor executed the amendment and restatement of the Plan known as the “Quanex Corporation Hourly Bargaining Unit Employees Savings Plan” (the “Plan”);

WHEREAS, pursuant to Section 12.01 of the Plan, the Sponsor has the right to amend the Plan; and

WHEREAS, the Sponsor desires to amend the Plan to exclude interns and students from the eligibility provisions of the Plan;

NOW, THEREFORE, the Sponsor agrees that, effective as of July 1, 2003, Section 1.16 of the Plan is amended to provide as follows:

1.16        “Eligible Employee” means an Employee who (1) is compensated by the Employer on an hourly basis for services rendered at its MacSteel Michigan division or, effective February 1, 2001, at its MacSteel Arkansas division, and (2) is included in a unit of employees covered by a collective bargaining agreement between an employees’ representative and the Employer.  However, during any period in which an individual is classified by an Employer as an intern or student with respect to such Employer, the individual is not an “Eligible Employee.”

IN WITNESS WHEREOF, the Sponsor has executed this Amendment this 2nd day of June, 2003, effective as of July 1, 2003.

QUANEX CORPORATION

By:	/s/ Paul Giddens

Title:	Vice President – Human Resources